H&B LOGO                                    HARLAN & BOETTGER, LLP
                                            Certified Public Accountants

                                                   James C. Harlan III
                                                   William C. Boettger
                                                   P. Robert Wilkinson
                                                   Marshall J. Varano

July 28, 1999



Office of Chief Accountant
SECPS Letter File
Securities and Exchange Commissioin
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We were the previous principal accountants for BAOA, Inc. (Registrant). On April 9, 1998, we reported on the financial statements of BAOA, Inc. as of and for the years ended December 31, 1997 and 1996.

On May 3, 1999, we notified the Company that we would no longer be serving as BAOA, Inc.'s principal accountant. There have been no disagreements concerning accounting principals or disclosures. We have read item 4 of the Registrant's Form 8-K and agree with the content.

Very truly yours,

\s\ Harlan & Boettger, LLP

Harlan & Boettger, LLP

H&B/sms

cc: BAOA, Inc.




                 5415 Oberlin Drive San Diego, California 92121
                Telephone (619) 535-2000 Facsimile (619) 535-2015